UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 23, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

We are currently negotiating an amendment and restatement of our secured credit facility (the “secured credit facility” and, as amended, the “amended credit facility”). The amended credit facility is expected to be a $750,000,000 secured credit facility maturing five years from the closing date thereof, consisting of a revolving loan facility in an aggregate amount at any one time outstanding not to exceed $500,000,000 (including a letter of credit subfacility not to exceed $100,000,000 and swingline sub-facility not to exceed $50,000,000) and a delayed-draw term loan facility of $250,000,000. Borrowings under our delayed-draw term loan facility, if utilized, may be used only for working capital and repayment or refinancing of our existing indebtedness and to pay the fees and expenses in connection therewith. There can be no assurances that the amendment and restatement of our secured credit facility will be accepted by our lenders or that the actual amendment and restatement is not materially different from the foregoing description.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 23, 2015	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Chief Financial Officer, Vice President & Corporate Development